Exhibit 10.20

DR/\CO

F I N /\ N C I /\ L

DRACO FINANCIAL CONSULTING AGREEMENT

This consulting agreement (this "Agreement") ,is effective as of 12/1/2017 and is entered by and between IIoT-OXYS, Inc. (the "Company") and Draco Financial LLC. A Florida Limited Liability Company ("Consultant"), together the Parties (the "Parties").

RECITALS

WHEREAS, Consultant has experience in the area of corporate finance, investor communications, and financial and investor public relations;

WHEREAS, the Company desires to formalize its existing business relationship with the consultant and to enter an agreement to further engage the service of the Consultant to assist and consult with the Company in matters concerning corporate finance, investor communications and public relations with existing shareholders, broker , dealers, and other investment professionals as to the company's current and proposed activities;

NOW THEREFORE, in consideration of the premises and the mutual covenants and agreements set forth, and intending to be legally bound, the Company and Consultant agree as follows:

1.	Term of Consultancy .The Company engages Consultant to act in a consulting capacity to the Company, and the Consultant agrees to provide services to the Company commencing on the date first set forth above and ending 12 months later (the "term of this Agreement”). The Company may terminate this Agreement at any time, with or without cause.

2.	Duties of Consultant. The Consultant will generally provide the following specified consulting services (the " Services") through its officers and employees during the term of this Agreement:

A.	Advise and assist the Company in developing and implementing appropriate plans and material for presenting the Company and its business plans, strategy and personnel to the financial community, and creating the foundations for subsequent financial public relations efforts;

B.	Introduce the Company to the financial community;

C.	With the cooperation of the Company, maintain awareness during the term of this Agreement of the Company's plans, strategy, and personnel, as they may evolve during such period, and advise and assist the Company in communicating appropriate information regarding such plans, and personnel to the financial community;

D.	Assist and advise the company with respect to its (i) stockholder and investor relatio ns, (ii) relations with brokers dealers, analysts, and other investment professionals, and (iii) financial and media public relations;

E.	Perform the functions gene rally assigned to investor/stockholder relations departments in major corporations, including responding to telephone and written inquiries (which may be referred to the Consultant by the Company); assisting in the preparation of press releases for the Company with the Company's involvement and approval for reviewing press releases, reports, and other communications with or to shareholders, the investment community, and the general public; advising with respect to the timing, form, distribution, and other matters related to sucb releases, reports communications, and consulting with respect to corporate symbols, logos, names, the presentation of such s ymbols, logos, and names, and other matter relating to corporate image.

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F.	Upon receipt of the Company's approval, conduct meeting in person or by telephone, with brokers, dealers, analysts, other investment professionals and the general investing public.

G.	Upon receipt of the Company's approval, conduct meetings in person or by telephone, with brokers, dealers, analysts, other investment professionals and the general investing public.

H.	At the Company's request, review business plans, strategies, mission statements, budgets, proposed transactions and other plans for the purpose of advising the Company of the investment community implications thereof; and

I.	Otherwise perform as the Company'\ financial relations and public relations consultant.

3.	Allocation of Time and Energies. The Consultant will perform the Services in a professional manner in accordance with accepted industry standards and in compliance with applicable securities laws and regulations. Although no specific hour-per-day requirement will be required, the parties acknowledge and agree that a disproportionately large amount of the effort to be extended and the costs to be incurred by the Consultant and the benefits to be received by the Company are to be expected to occur upon and shortly after, and in any event, within two months of the effectiveness of this Agreement. It is explicitly understood that Consultants performance of its duties hereunder will in no way be measured by the price of the Company's common stock, nor the trading volume of the Company's common stock.

4.	Remuneration. As full and complete compensation for the Consultant's agreement to perform the Services, the Company shall compensate the Consultant as follows:

A.	For undertaking this engagement and of other good and valuable consideration, the Company agrees to issue and deliver to the Consultant a "Commencement Bonus" payable in the form of $50,000 payable in cash and 500,000 common shares (the "Shares") of Company's common stock (''Common Stock"). The cash portion of this Commencement Bonus will be payable as follows: $25,000 on signing, and $25,000 on or before January 15, 2018. The Shares portion of this commencement Bonus will be payable as follows: 350,000 common shares will be paid on or before January 15, 2018; 150,000 common shares will be paid on or before February 15, 2018. The Company understands and agrees that engagement and the Company derives substantial benefit from the execution of this Agreement and the ability to establish its relationship with the Consultant. The shares of Common Stock issued as a Commencement Bonus, therefore, constitute payment for Consultant's agreement to consult with the Company and are a prepayment for future services. If this agreement is terminated, it is agreed and understood that Consultant will not be requested or demanded by the Company to return any of the shares of Common Stock issued to it prior to the termination date.

B.	All shares of the Common Stock issued pursuant to this Agreement shall be issued in the name of Consultant. The Company agrees that it will use its best efforts to include 350,000 shares issued to Consultant hereunder in the Company's next Registration Statement to be declared effective by the SEC as soon as possible thereafter and not to exceed 6 months from the date of this agreement.

C.	The Consultant shall not, directly or indirectly engage in the purchase or sale of the Company's Common Stock based on knowledge of any material non-public information of the Company.

D.	The Consultant shall not engage in trading practices which will adversely affect the trading price of the Company's Common Stock, which includes short selling of Company Common Stock, for the duration of this agreement and a 1 year period of time after the expiration or termination of this agreement.

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5.	Expenses. Consultant agrees to pay for all its expenses (phone, labor, etc.), other then extraordinary items for which the Company will reimburse Consultant. Such extraordinary items include travel and entertainment required by/or specifically requested by the Company, luncheons or dinners for large groups of investment professionals, mass faxing to a sizable percentage of the company's constituents, investor conference call, print advertisement in publications and like expenses approved by the Company prior to its incurring an obligation for reimbursement.

6.	Indemnification. The Company agrees to indemnify and hold Consultant harmless from and against any losses, damages, or liabilities related to or arising out of Consultant's engagement, and will reimburse Consultant for all reasonable expenses (including reasonable counsel fees) as they are incurred by Consultant in connection with investigating, preparing for, or defending any action or claim related thereto, whether or not in connection with pending or threatened litigation in which Consultant is a party. The Company will not, however, be responsible for any actions, claims, liabilities, losses, damages, liabilities related to, and other equitable considerations; provided, however, that in no event shall the amount to be contributed by the Consultant exceed the amounts actually received by Consultant. The foregoing shall. be in addition to any rights that Consultant may have at common law or otherwise and sha ll extend upon the same terms to the benefit or and director, officer, employee, agent or controlling person Consultant.

7.	Representation. The Company warrants and represents that all oral communications, written documents or materials furnished to Consultant are accurate, and the Consultant warrants and represents that all communications by Consultant with the public with respect to the financial affairs, operations, profitability, and strategic planning of the Company will be in accordance with information provided to it by the Company. The Consultant may rely upon the accuracy of the information provided by the Company without independent investigation. Consultant represents that it is not requires to maintain any licenses and registrations under federal or any state regulations necessary to perform the services set forth herein. Consultant acknowledges that to the best of its knowledge consultant, its officers and directors are not the subject of any investigation, claim decree, or judgment involving any violations of the SEC or securities laws.

8.	Statues as Independent Contractor. Consultant's engagement pursuant to the Agreement shall be as independent contractor, and not as employee, office or other against the Company. Neither party to this Agreement shall represent or hold itself out to be the employer or employee of the other. Consultant further acknowledges the consideration provided herein above is a gross amount of consideration and that the Company will not withhold from such consideration in any amount as to income taxes and other such payments shall be made or provided for by Consultant and the Company shall have no responsibility or duties regarding such matters. Neither the Company nor the Consultant possesses the authority to bind each other in any agreements without the express written consent on the entity to be bound.

9.	Waiver. The waiver by either party of a breach of any provision of this agreement by the other party shall not operate or be construed as a waiver of any subsequent breach by such other party.

10.	Notices. All notices, requests, and other communications hereunder shall be deemed to be duly given if sent by U.S. mail, postage, prepaid, addressed to the other party at the address set forth herein below:

Draco Financial, LLC.	IIoT-OXYS Inc.
2272 W. State Rd. 426	705 Cambridge St.
Suite 2024	Cambridge, MA 02141
Oviedo, FL 32765

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Either party may change address to which notices for it shall be addressed by providing notice of such change to the other party in the manner set forth in this paragraph.

11.	Choice of Law, Jurisdiction, and Venue. This Agreement shall be governed by, construed and enforced in accordance with the internal laws of the State of Florida, without giving the effect to its conflict of laws choice of law principals.

12.	The parties agree that all disputes between them of any nature whatsoever shall be resolved in Orlando, FL via binding arbitration before either the American Arbitration Association (www.adr.org) or JAMS (www.jamsadr.org), whichever the Company prefers. The arbitrator shall have the power to decide all matter, including arbitrarily, but must decide all disputes in accordance with Florida Law. The Parties choose arbitration because it is usually faster and less expensive than litigation, and it will allow the parties to resolve their disputes privately. The arbitrator shall allow limited discovery to allow the Parties to present our respective cases, but shall be mindful of our desire to avoid the expense of broad discovery typically allowed in litigation.

13.	Complete Agreement. Except for the Confidentiality Agreement dated September 27, 2017 between the parties, which agreement shall not be affected by terms of this Agreement, this Agreement contains the entire agreement of the parties relations to the subject matter hereof. This Agreement and its terms may not be changed orally but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, extension, or discharge is sought.

14.	The Consultant Agrees to and Acknowledges the Representation listed in the Addendum of this Agreement.

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SIGNATURE PAGE

AGREED TO:

“The Company”	IIOT-OXYS, Inc.

Date: 12/1/2017	By:	/s/ Giro DiBiase
Giro DiBiase
CEO

“Consultant”	Draco Financial, L.L.C.

Date: 11/30/17	By:	/s/ Rick Esquivel
Rick Esquivel, CEO
& Its Duly Authorized Officer

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ADDENDUM

A.            Consultant Not a Broker-Dealer/ Prohibition from Participation in the Sale of Securities. The Company acknowledges that the Consultant is not licensed as a broker-dealer under applicable federal and state securities laws. Consequently, none of the Services hereunder are intended to be those of a broker-dealer. Pursuant to Rule 3a4-1of the Securities Exchange Act of 1934, as amended (the "Exchange Act'' ), the Consult ant agrees not to perform, and the Company expressly prohibits the Consult ant from performing the following services:(a) making any sales of Company securities;(b) discussing the price of any Company securities; (c) delivering any offering materials for Company securities; (d) discussing the terms, rights or characteristics of any Company securities; and (e) discussing any investment in the business or securities of Company, except to direct any inquiries regarding the foregoing to authorized representatives of Company. Consultant hereby represents and warrants to the Company that Consultant is not an associated person of a broker or dealer as defined in Rule 3a4-1of the Exchange Act. At no time shall the Consultant provide services which would require the Consult ant to be registered or licensed with any federal or state regulatory body or self-regulating agency.

B.            Statutory Disqualification. Neither the Consultant nor any of its officers, directors, controlling persons, employees, representatives, agents, affiliates, or any other person providing services to the Company for or on behalf of the Consultant hereunder is or shall be during the term subject to statutory disqualification as defined in Section 3(a)(39) of the Exchange Act of 1934, as amended.

C.            Accredited Investor Status. The Consultant hereby represents that it is an "accredited investor" as that term is defined in Rule 501(a) of Regulation D promulgated by the Securities and Exchange Commission (the "SEC"). The Consultant has initialed below each of the categories which apply to the Consultant and has furnished to the Company any requested reasonable evidence of the Consultant's status as an "accredited investor." (Please indicate and initial all applicable categories).

_____ a corporation, limited liability company, partnership, or a Massachusetts or similar business trust, which was not formed for the specific purpose of acquiring the Shares, with total assets in excess of $5,000,000;

_____ an entity in which all of the equity owners are “accredited investors."

D .            Representations of the Consultant. The Consultant represents and warrants to the Company as set forth below.

a.             Restricted Securities. The Consultant understands that the Shares have not been registered pursuant to the Securities Act of 1933, as amended (the "Securities Act'), or any state securities act, and thus are "restricted securities" as defined in Rule 144 promulgated by the SEC. Accordingly, the Consult ant hereby acknowledges that it is prepared to hold the Shares for an indefinite period.

b.             Investment Purpose. The Consultant acknowledges that the Shares are being acquired for its own account, for investment, and not with the present view towards the distribution, assignment, or resale to others or fractionalization in whole or in part. The Consultant further acknowledges that no other person has, and the Consultant currently intends that no person will have in the future, a direct or indirect beneficial or pecuniary interest in the Shares.

c.             Limitations on Resale; Restrictive Legend. The Consultant acknowledges that it will not sell, assign, hypothecate,or otherwise transfer any rights to or any interest in, the Shares except (i) pursuant to an effective registration statement under the Securities Act, or (ii) in any other transaction which, in the opinion of counsel acceptable to the Company, is exempt from registration under the Securities Act, or the rules and regulations of the SEC thereunder. The Consultant also acknowledges that an appropriate legend will be placed upon each of the certificates representing the Shares stating that the securities have not been registered under the Securities Act and setting forth or referring to the restrictions on transferability and sale of these securities.

d.             Information Furnished. Prior to making its decision to enter into this Agreement, the undersigned individual representing the Consultant had access to the following documents: (i) the Company's 2016 annual report on Form 10-K for the year ended December 31, 2016; (ii) the Company's quarterly reports on Form 10-Q for the quarters ended March 31, 2017, June 30, 2017, and September 30, 2017; (iii) each of the Company's reports on Form 8-K filed with the SEC since the filing of its most recent annual report; and (iv) each other filing made with the SEC since the filing of the Company's most recent annual report . The Consult ant has relied upon the information contained the rein and has not been furnished any other documents, literature, memorandum, or prospectus.

e.             Opportunity to Ask Questions. The undersigned representative of the Consultant has had the opportunity to question and receive answers from the Company concerning the terms and conditions of the pro posed stock transaction and the business of the Company.

f.              Knowledge and Experience in Business and Financial Matters. The undersigned representative of the Consultant entity has such knowledge and experience in business and financial matters that he is capable of evaluating the risks of the prospective investment, and that the financial capacity of the Consult ant entity is of such proportion that the total cost of the Consultant entity's commitment in the Shares would not be material when compared with its total financial capacity.

g.              No Advertisements. Prior to entering into this Agreement, it had a significant preexisting relationship with the Company or its management. The Consultant did not enter into the Agreement as a result of or subsequent to any advertisement, article, notice, or other communication published in any newspaper, magazine, or similar media or broadcast on television or radio, or presented at any seminar or meeting.

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